Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com T 410.580.3000 F 410.580.3001

March 10, 2020

CareTrust REIT, Inc.

905 Calle Amanecer, Suite 300

San Clemente, CA 92673

Re:	Offering of Common Stock

Ladies and Gentlemen:

We have acted as special Maryland counsel to CareTrust REIT, Inc., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the automatic shelf registration statement of the Company on Form S-3 (Registration No. 333-237056), and any amendments through the date hereof (the “Registration Statement”), prepared and filed by the Company on March 10, 2020 with the Securities and Exchange Commission (the “Commission”), including the base prospectus included therein at the time the Registration Statement became effective (the “Base Prospectus”), which forms a part of the Registration Statement and the prospectus supplement, dated March 10, 2020 and filed by the Company with the Commission on March 10, 2020, pursuant to Rule 424(b)(5) under the Securities Act (together with the Base Prospectus and the documents incorporated by reference therein, the “Prospectus”), of the issuance and sale by the Company from time to time of up to $500,000,000 maximum aggregate offering price of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to an Equity Distribution Agreement, dated March 10, 2020 (the “Equity Distribution Agreement”), among the Company and CTR Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), on the one hand, and BMO Capital Markets Corp., Barclays Capital Inc., BofA Securities, Inc., Capital One Securities, Inc., Fifth Third Securities, Inc., KeyBanc Capital Markets Inc., Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated and Wells Fargo Securities, LLC (collectively, the “Agents”), on the other hand. This opinion is being provided at your request in connection with the filing by the Company with the Commission of a Current Report on Form 8-K on the date hereof (the “Form 8-K”). Capitalized terms used but not defined herein shall have the meanings specified in the Equity Distribution Agreement.

In rendering the opinion expressed herein, we have reviewed the following documents (the “Documents”):

(a) the Articles of Amendment and Restatement of the Company as filed with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) on and effective as of May 13, 2014, as amended by the Articles of Amendment to Articles of Amendment and Restatement of the Company as filed with the SDAT on and effective as of May 30, 2018 (collectively, the “Charter”);

CareTrust REIT, Inc.

March 10, 2020

(b) the Amended and Restated Bylaws of the Company, as in effect on the date hereof (in the form attached to the Certificate (as defined below)) (the “Bylaws”);

(c) the Equity Distribution Agreement;

(d) the Registration Statement;

(e) the Prospectus;

(f) resolutions of the Board of Directors of the Company relating to the reservation and issuance of the Shares and the authorization of the Equity Distribution Agreement and the appointment and establishment of a Securities Committee of the Board of Directors and the transactions contemplated thereby, certified by an officer of the Company (the “Board Resolutions”);

(g) resolutions of the Securities Committee of the Board of Directors of the Company relating to the authorization of the issuance and sale of the Shares and the selection of the Agents and approval of the Equity Distribution Agreement (together with the Board Resolutions, the “Resolutions”);

(h) a certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

(i) a certificate executed by an officer of the Company (the “Certificate”), dated as of the date hereof, as to certain factual matters; and

(j) such other documents as we have considered necessary to the rendering of the opinion expressed below.

In examining the Documents, and in rendering the opinion set forth below, we have assumed the following: (a) each of the parties to the Documents (other than the Company) has duly and validly executed and delivered each of the Documents and each instrument, agreement, and other document executed in connection with the Documents to which such party is a signatory, and each such party’s (other than the Company’s) obligations set forth in the Documents are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any such instrument, agreement or other document on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any such instrument, agreement or other document is legally competent to do so; (d) the Documents accurately describe and contain the mutual understandings of the parties, there are no oral or written modifications of or amendments or supplements to the Documents and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete. As to certain factual matters, we have relied on the Certificate as to the factual matters set forth therein, which we assume to be accurate and complete.

We further assume that the aggregate offering price of all of the Shares will not exceed the $500,000,000 authorized for issuance and sale in the Resolutions, and the consideration per share received by the Company for each of the Shares to be issued and sold pursuant to the Equity Distribution Agreement will be determined in accordance with, and will not be less than, the applicable minimum consideration per share set forth in the Resolutions.

CareTrust REIT, Inc.

March 10, 2020

Based upon and subject to the foregoing and having regard for such legal considerations we deem relevant, we are of the opinion that, as of the date hereof, the Shares, when issued and sold by the Company in accordance with the terms of the Equity Distribution Agreement and pursuant to one or more Agency Transaction Notices issued in accordance with the terms of the Equity Distribution Agreement or one or more Terms Agreements in respect of a Principal Transaction have been duly authorized, and when issued and delivered to and paid for by the purchasers thereof in accordance with the terms of the Equity Distribution Agreement and any such Agency Transaction Notice or one or more Terms Agreements in respect of a Principal Transaction, will be validly issued, fully paid and non-assessable.

The opinion set forth herein is subject to additional assumptions, qualifications, and limitations as follows:

(a) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than the State of Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland. We note that the Equity Distribution Agreement is to be construed under the laws of the State of New York.

(b) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

(c) We express no opinion as to compliance with the securities (or “blue sky”) laws, broker licensing laws, real estate syndication laws, mortgage lending laws or principles of conflicts of laws of the State of Maryland or any other jurisdiction.

(d) We assume that the issuance of the Shares by the Company will not cause any person to violate any of the provisions of the Charter relating to ownership limitations, and that the Company will not issue any shares of capital stock other than the Shares.

(e) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

CareTrust REIT, Inc.

March 10, 2020

We hereby consent (i) to the filing of this opinion with the Commission as Exhibit 5.1 to the Form 8-K and (ii) to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DLA PIPER LLP (US)

/s/ DLA Piper LLP (US)